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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 Amendment No. 1

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 29, 2000



                               GENERAL MAGIC, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                           000-25374                         77-0250147
(State or Other Jurisdiction of       (Commission File Number)       (IRS Employer Identification No.)
        Incorporation)

        420 NORTH MARY AVENUE                                           94086
        SUNNYVALE, CALIFORNIA                                         (Zip Code)
(Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (408) 774-4000

                                      NONE
          (Former Name or Former Address, if Changed Since Last Report)


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                                EXPLANATORY NOTE

     On March 31, 2000, General Magic filed with the Securities and Exchange Commission (the "Commission") a Current Report on Form 8-K (the "March 31 8-K"), disclosing that we had consummated a "Series H Financing" by entering into a Securities Purchase Agreement for the issuance and sale of 2,200 shares of our Series H Convertible Preferred Stock and warrants to purchase shares of our common stock, and certain related transactions. We have since discovered that the Form of Warrant filed as Exhibit 4.5 to the March 31 8-K incorrectly defined the "Warrant Exercise Price" for each warrant issued in connection with the Series H Financing as being tied to the closing bid prices of our common stock "for the ten (10) consecutive trading days beginning on and including the date" on which we filed the March 31 8-K with the Commission. In fact, however, the pricing of the warrants was tied to the closing bid prices of our common stock "for the ten (10) consecutive trading days beginning on and including the first trading day following the date" on which we filed the March 31 8-K with the Commission. Accordingly, we have amended the Form of Warrant and each warrant issued pursuant to our Series H Financing, and are today filing this Form 8-K/A, to correct this point and to supplement and amend the March 31 8-K by replacing
Exhibit 4.5 with the amended Form of Warrant attached hereto as Exhibit 4.1. The Form of Warrant has also been amended to correct the notice section to properly cross-reference the addresses of the warrant holders.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          The following exhibit is filed with this report on Form 8-K/A:

Exhibit No.     Description
-----------     -----------
4.1             Form of Warrant to Purchase Common Stock of General Magic, Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GENERAL MAGIC, INC.

Dated: August 10, 2000                 By: /s/ Mary E. Doyle
                                           -------------------------------------
                                           Mary E. Doyle
                                           General Counsel and Secretary


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                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
4.1             Form of Warrant to Purchase Common Stock of General Magic, Inc.


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